EXHIBIT 16

                 MERRILL LYNCH INSTITUTIONAL INTERMEDIATE FUND

                        STANDARDIZED YIELD COMPUTATION


Long term income generally based on yield to maturity times
     market value of each security                              $2,098,761
Plus short term income accured for the past thirty days             61,002
                                                              ------------
Equals Total Income                                              2,159,763
Less expenses for the past thirty days                            (146,059)
                                                              ------------
Equals net monthly income for yield calculation                  2,013,704
                                                              ------------
Average shares outstanding for the month                        32,648,732
Times the maximum offering price                                      9.44
                                                              ------------
Equals total dollars                                          $308,204,030
                                                              ============
Net monthly income divided by total dollars equals             0.006533672
Add 1                                                          1.006533672
Raise to the power of 6                                        1.039847970
Subtract 1                                                     0.039847970
Times 2                                                        0.079695940
Expressed as a percentage equals the standardized yield
     for the month                                                    7.97%
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